UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

                                                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                                                ☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                                                ☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                                                ☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                                                ☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Levalbuterol/ipratropium License and Development Agreement

On April 30, 2008, Sepracor Inc. (the “Company”) entered into a License and Development Agreement (the “Levalbuterol/ipratropium Agreement”) with Arrow International Limited (“Arrow”) for the development, commercialization, marketing, sale and distribution of Arrow’s levalbuterol/ipratropium combination inhalation solution product in current and all future formulations and delivery modes (the “Levalbuterol/ipratropium Product”) throughout the world.

Under the Levalbuterol/ipratropium Agreement, Arrow will receive an upfront payment of $500,000 upon execution of the Levalbuterol/ipratropium Agreement.  Arrow shall also be entitled to receive a $25,000,000 payment on December 15, 2009, a $25,000,000 payment on December 15, 2010 as further consideration for the transfer of know how and the grants of rights and licenses to the Arrow technology, provided Arrow is not in material breach of certain of its obligations under the Levalbuterol/ipratropium Agreement, and a milestone payment of $20,000,000 upon receipt of marketing clearance for the Levalbuterol/ipratropium Product in the United States. The Company will also pay single-digit royalties that escalate based on product sales, subject to Arrow electing to receive a discounted amount in lieu of ongoing royalty payments.

The Company will have responsibility for all aspects of the development and commercialization of the Levalbuterol/ipratropium Product.  The Company will fully fund all product development activities and manage the development program, including all interactions with the U.S. Food and Drug Administration and other regulatory bodies.  Arrow will assist the Company with the development.

Arrow has the right to manufacture and supply the Company with its requirements of the Levalbuterol/ipratropium Product.  If Arrow elects not to manufacture and supply the Levalbuterol/ipratropium Product to the Company, then the Company will have the right to manufacture or arrange for the manufacture of the Levalbuterol/ipratropium Product.

The Levalbuterol/ipratropium Agreement will remain in effect until the later of, on a product by product basis, the last to expire of any patent with a claim covering the Levalbuterol/ipratropium Product, or 12 years after the first commercial sale of the Levalbuterol/ipratropium Product on a country by country basis.  The agreement also contains customary early termination and non-compete provisions.

Ciclesonide License and Development Agreement

On April 30, 2008, the Company entered into a License and Development Agreement (the “Ciclesonide Agreement”) with Arrow for the development, commercialization, marketing, sale and distribution of an inhalation pharmaceutical product containing ciclesonide as its only active ingredient and an inhalation pharmaceutical product containing both ciclesonide and arformoterol as its active ingredients throughout the world (collectively, the “Ciclesonide Products”) as well as Arrow’s “U-Bend” packaging technology which allows increased accuracy in dosing through a novel U-Bend ampule design.

Under the Ciclesonide Agreement, Arrow will receive an upfront payment of $500,000 upon execution of the Ciclesonide Agreement.  Arrow shall also be entitled to receive a $10,000,000 payment on December 15, 2009, a $10,000,000 payment on December 15, 2010, as further consideration for the transfer of know how and the grants of rights and licenses to the Arrow technology, provided Arrow is not in material breach of certain of its obligations under the Levalbuterol/ipratropium Agreement, and milestone payments of up to an aggregate of $27,500,000 upon the achievement of certain regulatory milestones relating to both the Ciclesonside Products.  The Company will also pay single-digit royalties on sales of the Ciclesonide Products, subject to Arrow electing to receive discounted amounts in lieu of ongoing royalty payments.

The Company and Arrow will be jointly responsible for the development of the Ciclesonide Products.  The Company will fully fund all product development activities and manage the development program, including all interactions with the U.S. Food and Drug Administration and other regulatory bodies.  The Company is exclusively responsible for all commercial activities associated with the Ciclesonide Products.

The Ciclesonide Agreement will remain in effect until the later of, on a product by product basis, the last to expire of any patent with a claim covering the Ciclesonide Products, or 12 years after the first commercial sale of one of the Ciclesonide Products on a country by country basis.  The Ciclesonide Agreement also contains customary early termination and non-compete provisions.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to the development, commercialization, marketing, sale, and distribution of products containing levalbuterol/ipratropium, ciclesonide, and ciclesonide/arformoterol, the supply of finished product by Arrow and future payments by the Company to Arrow.  Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the clinical benefits, efficacy and safety of products covered by the agreements referenced in this report; the timing and success of the development of products covered by the agreements referenced in this report; unexpected delays in commercial introduction and the commercial success of products covered by the agreements referenced in this report; Arrow’s ability to supply or obtain from third parties the Company’s requirements for products or components covered by the Agreement; the success of the Company’s relationship with Arrow; the scope of Arrow’s and/or the Company’s patents and the patents of others; the ability of the Company and Arrow to attract and retain qualified personnel; and certain other factors that may affect future operating results that are detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

In addition, the statements in this Report on Form 8-K represent the Company’s expectations and beliefs as of the date of this Report. Subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, unless required by applicable law, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: May 1, 2008	By:	/s/ Andrew I. Koven
	Name:	Andrew I. Koven
	Title:	Executive Vice President, General Counsel and Corporate
Secretary